UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 OR 15(d) of The Securities
Exchange Act of 1934
January 31, 2024
Date of Report (Date of earliest event reported)
Pitney Bowes Inc.
Ticker symbol: PBI
(Exact name of registrant as specified in its charter)
Delaware	001-03579	06-0495050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Summer Street
Stamford, Connecticut 06926
(Address of principal executive offices)
(203) 356-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value per share	PBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2024, Pitney Bowes Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Hestia Capital Partners, LP, Helios I, LP, Hestia Capital Partners GP, LLC, Hestia Capital Management, LLC and Kurtis J. Wolf (collectively, “Hestia Capital”).
Pursuant to the Cooperation Agreement, the Company increased the size of its board of directors (the “Board”) by two seats and appointed each of William S. Simon and Jill Sutton (together, the “New Directors”) to the Board, effective as of February 1, 2024. The Company further agreed to nominate the New Directors, along with incumbent directors Milena Alberti-Perez, Steve Brill, Todd Everett, Katie A. May, Sheila Stamps, Darrell Thomas and Kurtis J. Wolf for election to the Board at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”), and to re-nominate the New Directors and Mr. Wolf for re-election to the Board at the Company’s 2025 annual meeting of stockholders.
During the term of the Cooperation Agreement, Hestia Capital has agreed to vote all shares of the Company’s common stock, par value $1 per share (the “Common Stock”), beneficially owned by it at all meetings of the Company’s stockholders in accordance with the Board’s recommendations, except that Hestia Capital may vote in its discretion on Extraordinary Transactions (as defined in the Cooperation Agreement) and, other than with respect to director election, removal or replacement, the authorization of shares, or the issuance of equity in connection with employee compensation proposals, in accordance with the recommendations of Institutional Shareholder Services Inc. and Glass, Lewis & Co., LLC if both recommend differently from the Board.
Hestia Capital has also agreed to certain customary standstill provisions prohibiting it from, among other things, (a) beneficially owning more than 9.9% of the Common Stock; (b) soliciting proxies; (c) advising, encouraging or influencing any person with respect to voting any Company securities, other than in support of the Board’s nominees at a stockholder meeting; and (d) publicly disclosing any plan or intent with respect to the Board, the Company or its management, policies or strategies. Until the termination of the Cooperation Agreement, the Company and Hestia Capital have also agreed to certain mutual non-disparagement provisions.
The Cooperation Agreement will terminate 30 days prior to the opening of the window for submission of stockholder nominations for the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”). However, if the Company agrees to re-nominate the New Directors and Mr. Wolf for election at the 2026 Annual Meeting, Mr. Wolf agrees to his re-nomination, and such re-nominations occur no later than 40 days prior to the opening of the window for submission of stockholder nominations for the 2026 Annual Meeting, then, pursuant to the Cooperation Agreement, the termination of the Cooperation Agreement shall be delayed until 30 days prior to the opening of the window for submission of stockholder nominations for the Company’s 2027 annual meeting of stockholders.
The foregoing description of the Cooperation Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full terms and conditions of the Cooperation Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2024, the Board appointed each New Director as a member of the Board, effective as of February 1, 2024. Each New Director will receive the same compensation for his or her service as a director as the compensation received by other non-management directors on the Board.
There are no family relationships between either of the New Directors and any previous or current officers or directors of the Company, and neither New Director has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Except for the Cooperation Agreement described in Item 1.01 above, there is no arrangement or understanding between either New Director and any other persons or entities pursuant to which either New Director was appointed as a director of the Company.
On January 31, 2024, the Company announced the retirement of Mary J. Guilfoile from the Board. Following the completion of her current term as a director, Ms. Guilfoile will not stand for re-election to the Board at the 2024 Annual Meeting. Ms. Guilfoile’s decision not to stand for re-election to the Board at the 2024 Annual Meeting was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 8.01	Other Events.

On January 31, 2024, the Company issued a press release announcing the entry into the Cooperation Agreement. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1
Cooperation Agreement, dated as of January 31, 2024, by and between Hestia Capital Partners, LP, Helios I, LP, Hestia Capital Partners GP, LLC, Hestia Capital Management, LLC and Kurtis J. Wolf, on the one hand, and Pitney Bowes Inc., on the other hand.

99.1	Press Release of Pitney Bowes Inc., dated January 31, 2024.
104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

Date: February 1, 2024	By:	/s/ Ana Chadwick
Ana Chadwick
Executive Vice President and Chief Financial Officer